AMENDED AND RESTATED
                           MILLSTONE PLANT AGREEMENT

      This Amended and Restated Millstone Plant Agreement (the "Agreement") is dated as of December 1, 1984, and is by and among Northeast Nuclear Energy Company ("NNECO"), The Connecticut Light and Power Company ("CL&P"), and Western Massachusetts Electric Company ("WMECO").

                                 BACKGROUND

      CL&P, WMECO and NNECO are parties to an Amended and Restated Millstone Plant Agreement dated as of December 1, 1982 (the "Millstone Plant Agreement"), which is a comprehensive restatement and amendment of a prior agreement dated as of June 30, 1966, as supplemented by a Supplemental Agreement dated as of December 1, 1967 and as amended by an amendment dated as of December 1, 1972. Under the Millstone Plant Agreement, NNECO agreed to act as CL&P's and WMECO's agent for the following purposes:

      (1) Operating and maintaining Millstone 1 and 2 ("Unit 1" and "Unit 2," respectively), which are two nuclear electric generating units located at a site of approximately 500 acres (the "Millstone Site") at Millstone Point in the Town of Waterford, Connecticut, in which units CL&P and WMECO have 81 percent and 19 percent, respectively, joint ownership interests as tenants in common, and

      (2) Designing, constructing, operating, and maintaining a third nuclear generating unit ("Unit 3") located at the Millstone Site, as agent for CL&P and WMECO in their capacities as Lead Participants for Unit 3 pursuant to a Sharing Agreement dated as of September 1, 1973, as amended on August 1, 1974 and December 15, 1975 (as the same may be further amended or modified from time to time, and in effect, the "Sharing Agreement"), by and among CL&P and WMECO and the Associate Participants (as defined in the Sharing Agreement) named therein.

      When the Millstone Plant Agreement was amended and restated in 1982, it was contemplated that NNECO would arrange under separate agreements to construct and finance a building (the "Simulator Building") at the Millstone Site in which would be located a separate control room simulator for each of Unit 1 (the "Unit 1 Simulator"), Unit 2 (the "Unit 2 Simulator"), Unit 3 (the "Unit 3 Simulator") (collectively the "Millstone Simulators") and a nuclear electric generating unit (the "Haddam Neck Unit") owned and operated by Connecticut Yankee Atomic Power Company ("CYAPC") in the Town of Haddam, Connecticut (the "CY Simulator") (each a "Simulator" and all four collectively the "Simulators"). It was also contemplated at that time that the Niantic Bay Fuel Trust would assume all of NNECO's prior responsibilities for procuring, supplying and financing nuclear fuel on behalf of CL&P and WMECO.

      Subsequently, it has been determined that it is desirable for NNECO to acquire the Millstone Simulators and the Simulator Building upon their completion and to operate and maintain the Simulator Building for CL&P and WMECO with respect to the Unit 1 and 2 Simulators, for CL&P, WMECO and the Associate Participants with respect to the Unit 3 Simulator, and for CYAPC with respect to the CY Simulator. In furtherance thereof, NNECO and CYAPC have entered into an agreement as of the date hereof (the "CYAPC Agreement") setting forth the rights and responsibilities of NNECO and CYAPC with respect to the CY Simulator and the Simulator Building.

      It has also been recognized that there are many opportunities for NNECO to apply its nuclear engineering, construction and operations expertise for the benefit of the Northeast Utilities System and/or the Associate Participants, and that there may in the future be benefits to the Northeast Utilities system and/or the Associate Participants in having NNECO assume all or part of the functions involved in procuring, financing, owning, leasing (as lessor or lessee) and otherwise performing supply and disposal functions with respect to nuclear fuel, the Simulators, the Simulator Building, and any other assets for any one or more of Units 1, 2 and 3 (collectively the "Millstone Units").

      Accordingly, the parties desire to restate further the Millstone Plant Agreement to remove the current restrictions on NNECO's activities with respect to the Simulator Building and the Millstone Simulators, and to provide more generally for NNECO to render such services with respect to the Millstone Units and the nuclear fuel for the Millstone Units as CL&P and/or WMECO may from time to time request.

                                 AGREEMENTS

      Now, therefore, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.   Description of Millstone Plant and Ownership.

      CL&P and WMECO own the Millstone Site as tenants in common. Unit 1, a 660 MW boiling water reactor nuclear electric generating unit, and Unit 2, an 870 MW pressurized water reactor nuclear electric generating unit, are both currently licensed for operation at the Millstone Site. Unit 3, a 1,150 MW pressurized water reactor electric generating unit, is under construction at the Millstone Site and is scheduled to begin commercial operations in May, 1986.

      CL&P owns an 81 percent undivided interest in Units 1 and 2, the portion of the Millstone Site on which Units 1 and 2 are located, and all existing and future improvements thereto, except for a refuel outage building, the Simulator Building and the Simulators, and WMECO owns an 19 percent interest similarly therein. These percentage interests, as the same may change from time to time to reflect the acquisition or disposition of interests in Units 1 and 2, are hereinafter referred to as the "Unit 1 and 2 Ownership Percentages."

      Pursuant to the Sharing Agreement, CL&P and WMECO collectively own a 64.85 percent undivided interest in Unit 3 (representing approximately 745.8 MW), the portion of the Millstone Site on which Unit 3 is located, and all existing and future improvements thereto. CL&P and WMECO presently own, respectively,
52.6115 percent (605.032 MW) and 12.2385 percent (140.743 MW) undivided interests in Unit 3. These shares, as the same may change from time to time as a result of acquisition or disposition of undivided interests in Unit 3 in compliance with the Sharing Agreement, are hereinafter referred to as the "Unit 3 Ownership Percentages."

      Certain facilities and structures constructed on or used in connection with the Millstone Site, including but not limited to, an information center, a training building, an emergency operations center, the refuel outage building, and warehouses, serve Units l, 2 and 3. Such facilities and structures (other than the Simulator Building), and all renewals, replacements, additions, retirements and modifications thereto, are hereinafter referred to as the "Millstone Common Facilities." Title to the Millstone Common Facilities (other than the refuel outage building, which is owned by Interet Land Co. and leased to CL&P and WMECO) is held by CL&P and WMECO in accordance with their Unit 1 and 2 Ownership Percentages. For the purposes of this Agreement, Units 1, 2 and 3, the associated transmission substations, the Millstone Common Facilities and other related facilities (other than [i] related transmission lines and rights of way, which are to be separately owned, and [ii] the Simulator Building and the Simulators), are hereinafter referred to as the "Millstone Plant."

      2.   NNECO's General Responsibility.
      CL&P and WMECO hereby each severally appoint and authorize NNECO as its respective agent, with the right to employ employees and subagents, and NNECO hereby agrees, as such agent, all subject to and in accordance with the requirements of this Agreement and, in the case of Unit 3, the Sharing Agreement, (i) to act for CL&P and WMECO in all matters with respect to the procurement of materials, nuclear fuel, supplies and services for the Millstone Plant, (ii) to operate and maintain the Millstone Plant, (iii) to manage the Millstone Site, (iv) to act for CL&P and WMECO in all matters with respect to the performance of their obligations as the Lead Participants under the Sharing Agreement, including, but not limited to, their obligations concerning the design, engineering, licensing and construction of Unit 3, (v) to own, operate and maintain the Simulator Building on behalf of CL&P and WMECO, (vi) to enter into leasing and/or financing transactions with respect to, and to operate and maintain, each of the Millstone Simulators on behalf of each of the respective owners thereof, and for the benefit of the respective owners of the Millstone Unit to which each Millstone Simulator relates, and (vii) to provide, at the request of CL&P and/or WMECO, in general or in specific circumstances, such engineering, design, construction, operations, leasing (as lessor or lessee), maintenance, management, financing and other related services with respect to any or all of the Millstone Units and the Millstone Simulators, or portions thereof, as the owner and/or operator thereof may reasonably request and to which NNECO may consent, including, without limiting the generality thereof, the procurement, financing, ownership, leasing (as lessor or lessee), supply and disposal of nuclear fuel for any such Millstone Unit, and the ownership or leasing (as lessor or lessee) of facilities, equipment, materials or supplies.

      In furtherance of this general authority, and without limiting the generality thereof, CL&P and WMECO severally hereby authorize NNECO, as such agent, (a) to enter into contracts and other arrangements in the name and on behalf of CL&P and WMECO with respect to the operation and maintenance of the Millstone Plant, the procurement of equipment, materials, nuclear fuel, supplies and services for the Millstone Plant, the design, engineering, licensing or construction of Unit 3, and with respect to renewals replacements, additions, retirements and modifications to the Millstone Plant; (b) to enter into contracts and other arrangements in the name or on behalf of CL&P, WMECO and/or any or all of the Associate Participants with respect to the leasing (as lessee or lessor), financing, operation and/or maintenance of the Millstone Simulators, the procurement of equipment, materials, supplies and services for the Millstone Simulators, and with respect to renewals, replacements, additions, retirements and modifications to the Millstone Simulators; (c) if requested by CL&P, WMECO, and/or any or all of the Associate Participants to act for CL&P, WMECO and/or such Associate Participants in all respect administration and enforcement of all such contracts and other arrangements; (d) to take such steps as may be required to obtain and keep in force all licenses and permits required by law, rule, regulation or order of any governmental agency for the ownership, construction, operation and maintenance of the Millstone Plant; (e) to make and receive all payments in connection with the foregoing, in the name or on behalf of CL&P and WMECO; and (f) to enter into, renew and modify leases and other arrangements permitting the use of portions of the Millstone Site and the Simulator Building by others where such arrangements will not interfere with the operation of the Millstone Plant and will be to the benefit of CL&P and/or WMECO.

      CL&P and WMECO each hereby affirms and ratifies any and all such contracts, arrangements and actions heretofore taken by NNECO within the scope of the authority conferred by this Agreement.

      3.   Financial Obligations of CL&P and WMECO.

           (a)  General.

      CL&P and WMECO each agrees to pay its respective Unit 1 and 2 Ownership Percentage of all amounts required to be paid with respect to the ownership, licensing, maintenance, operation, leasing (including all amounts payable by NNECO as lessee under any lease, including rent and amounts payable upon termination of such lease) and financing of Units 1 and 2, the Unit 1 and 2 Simulators, and all renewals, replacements, additions, retirements and modifications to any thereof, and of that portion of the costs incurred with respect to the Simulator Building and the ownership, maintenance and operation of the Millstone Common Facilities and the Millstone Site that is allocable to Units 1 and 2.

      Pursuant to the Sharing Agreement, each Associate Participant is liable for its respective ownership percentage of the costs with respect to the ownership, design, construction, maintenance and operation of Unit 3, the Unit 3 Simulator, and all renewals, replacements, additions, retirements and modifications to either thereof, and for its respective ownership percentage of that portion of the costs incurred with respect to the Simulator Building and the ownership, maintenance and operation of the Millstone Common Facilities and the Millstone Site that is allocable to Unit 3. CL&P and WMECO each agrees to pay its respective Unit 3 Percentage Share, as hereinafter defined, of all amounts required to be paid with respect to the ownership, design, construction, licensing, maintenance, operation, leasing (including all amounts payable by NNECO as lessee under any lease, including rent and amounts payable upon termination of such lease) and financing of Unit 3, the Unit 3 Simulator, and all renewals, replacement, additions, retirements and modifications to either thereof, and of that portion of the costs incurred with respect to the Simulator Building and the ownership, maintenance and operation of the Millstone Common Facilities and the Millstone Site that is allocable to Unit 3, except to the extent that NNECO is directly reimbursed for such amounts by the Associate Participants. For purposes of this Agreement, the "Unit 3 Percentage Share of each Lead Participant shall be that number, expressed as a percentage, determined by dividing such Lead Participant's Unit 3 Ownership Percentage by the sum of the Unit 3 Ownership Percentages of both Lead Participants.

      NNECO shall allocate, in an equitable manner as instructed by CL&P and WMECO, costs related to the Millstone Common Facilities and the Millstone Site among Units 1, 2 and 3, and costs related to the Simulator Building among Units 1, 2 and 3 and the Haddam Neck Unit.

           (b)  Reimbursement payments.

      With respect to each month commencing as of December 1, 1984, CL&P and WMECO each shall pay NNECO an amount equal to such company's Allocable Share (as defined below) of the sum of (i) all expenses of NNECO (other than those for which NNECO is directly reimbursed by Associate Participants and/or CYAPC) for the month with respect to the ownership, design, construction, licensing, maintenance, operation, leasing and financing of the Millstone Plant, or any part thereof, the Millstone Site or any portion thereof, the Simulator Building, and the Millstone Simulators, including, but not limited to, all interest expenses, cost of preferred stock, commitment fees and other similar fees and expenses with respect to short-term borrowings, long-term borrowings, preferred stock and any and all other securities issued by NNECO, other than those described in clause (ii) below, as well as any rentals, lease payments, termination payments, or other amounts payable by NNECO as lessee under or in connection with any lease of the Millstone Simulators or other assets, to finance assets and to finance other costs of performance of this Agreement; and
(ii) to the extent not directly paid to NNECO by the Associate Participants and/or CYAPC, an amount equal to one-twelfth of the Annual Equity Return based on NNECO's Total Equity Capitalization as at the end of the preceding month. Payments made by CL&P and WMECO under this Subsection (b) shall be made by each such company both in its capacity as an owner of Units 1 and 2 and as a Lead Participant (as defined in the Sharing Agreement).

For purposes of this Subsection (b):

      (A) The term "Allocable Share" shall mean that percentage of the total payments to be made pursuant to this Subsection (b) as NNECO shall determine is equitably attributable to each of CL&P and WMECO on the basis of the ownership of the Unit with respect to which the costs to be reimbursed are allocable, with allocations to Units 1 and 2 being made to each of CL&P and WMECO on the basis of its Unit 1 and 2 Ownership Percentage, and allocations to Unit 3 being made to each of CL&P and WMECO on the basis of its Unit 3 Ownership Percentage.

      (B) the term "NNECO's Total Equity Capitalization" shall include the amount properly reflected on NNECO's balance sheet at month end for common stock, retained earnings, capital contributions and other paid-in capital (other than preferred stock), and for any non-interest bearing notes or other non-interest bearing evidences of indebtedness issued by NNECO to CL&P, WMECO, Northeast Utilities or any other associate company (as said term is defined in the Public Utility Holding Company Act of 1935) of NNECO, so long as the payment of such indebtedness is expressly subordinated to borrowings by NNECO from persons which are not affiliates of NNECO; and

      (C) the term "Annual Equity Return" shall mean the weighted average return on equity approved for CL&P and WMECO in their most recent retail rate proceedings before the Connecticut and Massachusetts regulatory commissions, such weighted average return to be determined annually as of December 31 for the following calendar year and to be calculated by taking the equity return approved for each of CL&P and WMECO in its most recent retail rate proceeding on or before the applicable December 31 and weighting each company's equity return by the average of its respective December 31 for the following calendar Unit 1 and 2 Ownership Percentage and its Share.

      NNECO shall allocate, in accordance with instructions from CL&P and WMECO, the amount of NNECO's Total Equity Capitalization not payable by CYAPC under the CYAPC Agreement among Units 1, 2 and 3 so as to result in an equitable sharing of the monthly payments with respect to Annual Equity Return among CL&P, WMECO and the Associate Participants. Pursuant to the Sharing Agreement, each Associate; Participant will be liable each month for its applicable ownership percentage of one-twelfth of the Annual Equity Return on that portion of NNECO's Total Equity Capitalization applicable to Unit 3 as of the end of the preceding month.

      The expenses referred to in clause (i) of this Subsection (b) shall include, but shall not be limited to: operation and maintenance expenses as determined in accordance with the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission; license fees; assessments and other governmental charges and sales, use, excise, franchise, personal property, gross receipts, income and other taxes which are payable by NNECO on account of the ownership, occupation, lease or use of the Millstone Plant, the Millstone Site or any portion thereof, the Simulator Building, the Millstone Simulators or other assets therefor, the construction, maintenance or operation of the Millstone Plant, the Simulator Building or the Millstone Simulators, earnings arising therefrom and the receipt of payments hereunder, the shutdown or demolition of the Millstone Plant or any portion thereof, the Millstone Simulators, earnings arising therefrom and the receipt of payments hereunder, the shutdown or demolition of the Millstone Plant or any portion thereof, the Simulator Building or the Millstone Simulators or on account of costs and expenses for administration, labor, payroll taxes, employee benefits, research and development.

      The costs and expenses of NNECO with respect to the Ownership of the Simulator Building shall be allocated among the Millstone Units so that the respective Lead Participants or owners of each such Unit shall pay an amount each month which will result in the payment to NNECO by such Lead Participants or owners, over the useful life of each such Unit, in equal monthly installments, of twenty-five percent (25%) of the cost of the Simulator Building and all renewals, replacements, additions, retirements and modifications thereto.

      NNECO shall bill CL&P and WMECO and, as agent of CL&P and WMECO in their capacities as Lead Participants under the Sharing Agreement, each Associate Participant, as soon as practicable after the end of each month for all amounts payable to NNECO by CL&P, WMECO or such Associate Participant with respect to such month. Such bills shall be rendered in such detail as CL&P or WMECO (on behalf of itself or on behalf of any Associate Participant) may determine is reasonable and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. CL&P and WMECO shall pay in full all bills addressed to them within fifteen (15) days after the invoice date. In the event CL&P or WMECO fails to pay any bill within fifteen (15) days after the invoice date, it shall be obligated to pay interest thereon from the date of the bill at a rate per annum two percent (2%) above the prime rate (or comparable rate) in effect at The Connecticut Bank and Trust Company, N.A., in Hartford, Connecticut, from time to time. Each Associate Participant shall pay NNECO in full all bills rendered to such Associate Participant, in accordance with the payment terms of the Sharing Agreement, including interest on late payments. If any bill so rendered to an Associate Participant is not paid within sixty (60) days after thereof, CL&P and WMEC0 shall pay such bill and any interest due thereon under the Sharing Agreement and shall be reimbursed for such payment by such Associate Participant as provided in the Sharing Agreement.

      All costs and expenses with respect to the ownership, design, construction, operation, licensing and maintenance of the Millstone Plant and the Millstone Site and renewals, replacements, additions, modifications and retirements in respect thereof shall be accounted for in accordance with the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission.

      Notwithstanding the foregoing, interest charges on borrowed funds, depreciation and amortization, income taxes, and property, business and occupation and like taxes of CL&P and WMECO shall be borne entirely by such companies.

      4.   Records and Accounting.

           (a) NNECO shall keep all necessary books of records, books of account and memoranda of all transactions involving the Millstone Plant, the Millstone Site, the Simulator Building and the Millstone Simulators, and shall make such calculations on behalf of CL&P and WMECO as may be necessary or appropriate (i) to enable each to conform to the record keeping and reporting requirements of the Federal Energy Regulatory Commission, (ii) to permit each to maintain its own records and books of account, and (iii) to enable each to fulfill its record keeping and accounting obligations under the Sharing Agreement. NNECO shall perform all necessary invoicing and other actions on behalf of CL&P and WMECO as required in any instance by the foregoing, all in accordance with and subject to the provisions of this Agreement. CL&P and WMECO shall have the right to inspect and audit NNECO books and records during normal business hours and in a reasonable manner and for so long as such books and records shall be preserved.

           (b) NNECO shall account at least annually to all Participants (as defined under the Sharing Agreement) in Unit 3 in such form as CL&P and WMECO may reasonably determine for all expenses incurred in the design, engineering, procurement, installation, construction, operation, maintenance, insuring, licensing and shutdown of Unit 3. NNECO shall provide to Participants all other reports required by the Sharing Agreement, including, but not limited to, cash flow estimates, projected costs and construction progress reports.
      5.   Renewals, Replacements, Additions, Retirements and Modifications.

      NNECO, as the agent of CL&P and WMECO, shall make on their behalf all such renewals, replacements, additions, retirements and modifications to or with respect to the Millstone Plant, the Millstone Common Facilities, the Millstone Site, the Simulator Building, and the Millstone Simulators as it deems necessary or appropriate, except that the approval of CL&P and WMECO shall be required for any expenditure of more than $500,000 or for the replacement or retirement of any property having an original cost of more than $500,000, and except that no commitment, whether preliminary or otherwise, shall be made with respect to additional generating units at the Millstone Site without the consent of both CL&P and WMECO. Retirements, sales and other dispositions of Millstone Plant property (including the Millstone Plant, the Millstone Common Facilities, the Simulator Building, and the Millstone Simulators) shall be effected only in a manner consistent with the respective mortgage indentures and other instruments or documents under which liens on all or part of such Millstone Plant property may arise, and, in the case of retirements, sales and other dispositions of Unit 3 property, in a manner consistent with the Sharing Agreement. Renewals, replacements, additions, retirements and related dispositions and sales shall be effected for the respective accounts of CL&P and/or WMECO, or, in the case of Unit 3 property, the Participants.

      6.   Millstone Plant Operations.

      NNECO shall have sole authority to determine when and how the Millstone Plant shall be operated. If, in its opinion, the requests of CL&P and WMECO as to the time or manner of operation are, in any respect, inconsistent with safety of operation, it shall operate the Millstone Plant in accordance with its judgment as to the requirements of safety. Subject to the foregoing, NNECO agrees to use its best efforts to operate the Millstone Plant in accordance with good utility operating practice and such policies as are established from time to time by CL&P and WMECO. NNECO shall consult with CL&P and WMECO as to times for scheduled shutdowns for refueling and maintenance, but in any case when, in its opinion, a non-scheduled shutdown is required, it shall have full authority to effect the shutdown.

      7.   Title to Property.

      Except for property conveyed by any Lead Participant or Associate Participant to a third party in connection with a leasing or other transaction permitted by the Sharing Agreement, including but not limited to the Lead Participants' interest in the Unit 3 Simulator, title to all property acquired or constructed in connection with Unit 3 (including, without limitation, property acquired for use or consumption in connection with the design, construction, operation and maintenance of Unit 3 and any related leasehold estate), including the Unit 3 Simulator but excluding the Simulator Building and the refuel outage building, and also excluding materials and supplies acquired, paid for and owned by NNECO and held in inventory (until such materials and supplies are used), shall be held in accordance with the Sharing Agreement and shall be in CL&P and WMECO and the Associate Participants as tenants in common in proportion to their ownership percentages set forth in the Sharing Agreement, subject to the right of NNECO under other provisions of this Agreement to convey title to such property to a third party in connection with a leasing or other transaction.

      Except for property conveyed by CL&P or WMECO to a third party in connection with a leasing or other transaction, title to all other property acquired or constructed in connection with the Millstone Plant or the Millstone Site (including, without limitation, property acquired for use or consumption in connection with the operation and maintenance of the Millstone Plant and any related leasehold estate), including the Unit 1 and 2 Simulators but excluding the Simulator Building and the refuel outage building, and also excluding materials and supplies acquired, paid for and owned by NNECO and held in inventory (until such materials and supplies are used), shall be in CL&P and WMECO as tenants in common in proportion to their Unit 1 and 2 Ownership Percentages, subject to the right of NNECO under other provisions of this Agreement to convey title to such property to a third party in connection with a leasing or other transaction.

      Title to the Simulator Building shall be in NNECO and shall be held in accordance with this Agreement, subject to the right of NNECO under other provisions of this Agreement to convey title to such property to a third party in connection with a leasing or other transaction.

      8.   Capacity and Energy of Millstone Units.

      CL&P and WMECO shall at all times have full ownership of, and available to it at Units 1 and 2, that portion of the generating capability of Units 1 and 2 and the net electrical output associated therewith corresponding to their Unit 1 and 2 Ownership Percentages, and CL&P and WMECO shall each be obligated to take its Unit 1 and 2 Ownership Percentage of the net electrical output of Units 1 and 2. The portion of the generating capability and net electrical output of Unit 3 to which CL&P, WMECO and each Associate Participant shall be entitled shall be governed by the Sharing Agreement and subsequent agreements among the Participants in Unit 3.

      Subject to NNECO's right to determine when and how the Millstone Plant shall be operated, the dispatching of generation shall be done on behalf of the respective owners by and through such dispatching agency as they may designate from time to time.

      9.   Limitation of NNECO's Activities and Liability.
      NNECO agrees that, during the term of this Agreement, it will confine its activities to those contemplated by and reasonably incidental to its responsibilities under this Agreement and the CYAPC Agreement and such other incidental activities as may be required in order to preserve its corporate existence, its right to do business and its other rights and franchises. Accordingly, and inasmuch as NNECO is intended as an instrumentality for the design, construction, operation, maintenance, leasing and financing of the Millstone Plant, the Millstone Site, the Millstone Common Facilities, the Simulator Building and the Millstone Simulators, it is expressly agreed that the costs and expenses of NNECO to be reimbursed hereunder, extent not payable by CYAPC under the Letter Agreement, shall include all of NNECO's necessary corporate and general expenses and all other expenses, if any, necessarily incurred by NNECO for the payment of taxes on its income or property, or necessarily incurred by NNECO to protect and preserve its corporate existence, its right to do business or its rights and franchises. Further, it is expressly understood and agreed that neither CL&P, WMECO nor any Associate Participant shall, at any time, or under any circumstances, have or make any claim for damages against NNECO on account of damages to property, if any, caused by it or the nondelivery by it, at any time, of all or any portion of the net electrical output agreed to be made available from the Millstone Plant, or for any reduction or delay in such delivery, however caused, or for any other reason of any nature; all such claims for money damages, however and whenever arising, being hereby expressly waived and released by each owner respectively. No provision herein shall be construed as waiving, impairing or releasing such rights as CL&P or WMECO may have to require the specific performance of this Agreement.

      10.  Furnishing of Funds to NNECO.

      CL&P and WMECO shall make funds available to NNECO for NNECO's use in carrying out its functions under this Agreement, either by directly turning over such funds to NNECO or by making such funds available in bank accounts of CL&P and WMECO (either joint or several), as NNECO may request from time to time, and NNECO may draw upon any such bank accounts.

      11.  Term of Agreement.

      This Agreement shall continue in full force and effect, with respect to each Unit, for the useful life and decommissioning periods of Units 1, 2 and 3, as applicable, unless earlier terminated with respect to any or all Millstone Units by mutual agreement of NNECO and the respective Lead Participants or owners of the affected Millstone Unit; provided, however, that this Agreement, or any part thereof, shall be canceled to the extent and from the time that the performance hereunder may conflict with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the execution hereof under the provisions of the Public Utility Holding Company Act of 1935 or with any rule regulation or order of any federal or state regulatory body having jurisdiction to review and to make determinations with respect to any provision of this Agreement, this Agreement to be subject to such review and determinations in accordance with applicable law. In the event that this Agreement is terminated with respect to one or more of the Millstone Units prior to the payment by the respective Lead Participants or owners of each such Unit of a twenty-five percent (25%) share of the cost of the Simulator Building and any renewals, replacements, additions, retirements and modifications thereto, such respective Lead Participants or owners shall within thirty (30) days of such termination pay to NNECO the remaining balance of such share.

      12.  Amendments.

      This Agreement may be amended at any time by mutual written agreement of the parties hereto.
      13.  Successors and Assigns.

This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto, but it may be assigned in whole or in part by CL&P and/or WMECO only as part of an assignment (including any assignment in connection with a financing) of a corresponding ownership interest in one or more of the Millstone Units and/or any part of the Millstone Plant, the Millstone Site, the Millstone Common Facilities, the Simulator Building, any one or more of the Millstone Simulators, the nuclear fuel or other assets for any one or more of the Millstone Units.

      IN WITNESS WHEREOF each of the parties has caused this Agreement to be duly executed.

                               THE CONNECTICUT LIGHT AND POWER COMPANY

                               By   /s/Leonard A. O'Connor
                                  ----------------------------------------------

                                    Name:  Leonard A. O'Connor
                                    Title: Vice President & Treasurer

                               WESTERN MASSACHUSETTS ELECTRIC COMPANY

                               By   /s/Leonard A. O'Connor
                                  ----------------------------------------------

                                    Name:  Leonard A. O'Connor
                                    Title: Vice President & Treasurer

                               NORTHEAST NUCLEAR ENERGY COMPANY
                               By   /s/Leonard A. O'Connor
                                  ----------------------------------------------